Exhibit 10.30

April 23, 2004

Juan Herrero

Vice President of Life Science & Drug Discovery

Fisher Scientific

2000 Park Lane

Pittsburgh, PA  15275

Dear Mr. Herrero,

With the authorized signatures below, Cepheid and Fisher Scientific Company L.L.C. (“Fisher”) signify their mutual agreement to extend the term of the Amendment and Agreement dated December 20, 2002, which amended the January 10, 2000 letter agreement and the August 30, 2001 modification and restatement of such letter agreement (together, the “Distribution Agreement”).

The term of the Distribution Agreement will be extended such that the distribution rights granted to Fisher under the Distribution Agreement shall continue through and including May 31, 2006.  The term may be extended beyond that time through mutual agreement of Cepheid and Fisher.

All other terms of the Distribution Agreement will remain in full force and effect.

Please signify your acceptance and agreement on behalf of Fisher to the extension of the term of our existing Distribution Agreement.

Sincerely,

Ira Marks
Vice President, Worldwide Sales and Marketing
Cepheid

Agreed and Accepted on behalf of Fisher Scientific Company L.L.C.

By:	Signed by Herrero May 26, 2004

Name:

Title:

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